UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 5, 2011

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2011, the Federal Housing Finance Agency (“FHFA”), in its role as conservator of Fannie Mae (formally known as the Federal National Mortgage Association), approved Fannie Mae’s 2011 corporate goals against which corporate performance will be measured for purposes of the first installment of the 2011 long-term incentive award and the performance-based portion of 2011 deferred pay payable to Fannie Mae’s executive officers, as well as 2012 corporate goals against which corporate performance will be measured for purposes of the second installment of the 2011 long-term incentive award. In determining the second installment of the 2011 long-term incentive award, the Board will also consider performance against the 2011 corporate goals. Fannie Mae’s Board of Directors adopted these corporate goals in March 2011, subject to the approval of FHFA. The Board did not assign any relative weight to the goals and the Compensation Committee may consider other factors in addition to the goals in assessing corporate performance.

Half of the 2011 long-term incentive award is based on corporate and individual performance for 2011, and will be paid in early 2012. The remaining half of the award will be paid in early 2013 based on corporate and individual performance for both 2011 and 2012. Half of 2011 deferred pay is based on corporate performance for 2011, and the remaining half of 2011 deferred pay is service based. Both the service-based and performance-based portions of 2011 deferred pay will be paid in quarterly installments in 2012.

The 2011 corporate goals are to:

(1)	Achieve key financial targets, including acquiring and managing a profitable, high-quality book of new business from 2009 forward. Metrics associated with this goal consist of achieving targets relating to the expected profitability and credit quality of our single-family and multifamily acquisitions, reducing our administrative expenses, and managing our net loss.

(2)	Serve the housing market by being a major source of liquidity, effectively managing our legacy book of business and assisting troubled borrowers. Metrics associated with this goal consist of mitigating our credit expenses, supporting the Department of the Treasury’s Making Home Affordable Program, achieving targets for our Single-Family, Multifamily and Capital Markets liquidity activities, achieving FHFA’s housing goals if feasible while pursuing economically sensible business, and developing and implementing a duty to serve underserved markets plan.

(3)	Improve the company’s risk and control environment. Metrics associated with this goal include resolving specified risk and control matters identified by internal audit and FHFA, preventing any new material weaknesses in internal control over financial reporting or repeat audit findings, and achieving the 2011 milestones of our operational risk plan.

(4)	Improve the company’s capabilities, infrastructure, and efficiency. Metrics associated with this goal consist of achieving the 2011 milestones of our operating plan and FHFA’s servicer compensation initiative, and focusing on the company’s human capital through employee talent development, retention and diversity initiatives.

The 2012 corporate goals for purposes of the second installment of the 2011 long-term incentive award are to: (1) achieve cost savings consistent with our financial plan; (2) achieve our 2012 credit expense target; (3) resolve specified risk and control matters identified by FHFA; (4) achieve the 2012 milestones of our operational risk plan; and (5) meet the 2012 targets for our operating plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

April 8, 2011	By:	/s/ Michael J. Williams

Name: Michael J. Williams
Title: President and Chief Executive Officer